Exhibit 23.2

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form F-1 of our report dated May 15, 2024, relating to the consolidated financial statements of U Power Limited.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ OneStop Assurance PAC

Singapore

February 21, 2025